Exhibit 99.1

Media Relations Contact:	Investor Relations Contact:

Holly Burkhart	Matthew Langdon
TIBCO Software Inc.	TIBCO Software Inc.
(650) 846-5624	(650) 846-5747
hburkhar@tibco.com	mlangdon@tibco.com

TIBCO SOFTWARE GROWS LICENSE REVENUE BY 21% AND

TOTAL REVENUE BY 17% OVER Q1 2009

Non-GAAP EPS Increases to $0.12

PALO ALTO, Calif., March 25, 2010 – TIBCO Software Inc. (Nasdaq: TIBX) today announced results for its first quarter, which ended on February 28, 2010.

Total revenue for the first quarter of fiscal 2010 was $155.0 million and net income was $10.4 million, or $0.06 per diluted share. This compares to total revenue of $132.9 million and net income of $5.6 million, or $0.03 per diluted share, as reported for the first quarter of fiscal 2009.

On a non-GAAP basis, net income for the first quarter of fiscal 2010 was $20.0 million or $0.12 per diluted share, compared with $15.2 million or $0.09 per diluted share for the first quarter of fiscal 2009. Non-GAAP operating income for the first quarter of fiscal 2010 was $30.4 million, an increase of 39% over non-GAAP operating income of $21.9 million in Q1 2009. This implies an expansion of non-GAAP operating margins of over 300 basis points, from 16.5% in Q1 2009 to 19.6% in Q1 2010. Non-GAAP results exclude stock-based compensation expense, amortization of acquired intangible assets, and acquisition related and other expenses and assume a non-GAAP effective tax rate of 32% for the first quarter of fiscal 2010 and 2009.

“Q1 was a good start to the year, as we delivered strong growth in both revenue and profits,” said Vivek Ranadivé, TIBCO’s chairman and chief executive officer. “Each of our major regions grew total revenue by double-digit percentages, and seven separate verticals contributed five percent or more of our business. As the market leader in event-driven software, we are uniquely positioned to benefit from the shift away from systems built to handle transactions to those built for capitalizing on events. We remain focused on continuing to lead in this area, pressing our innovation advantage, and delivering differentiated value to our customers and shareholders alike.”

First Quarter Fiscal 2010 Highlights

•	Total revenue increased 17% year over year to $155.0 million;

•	License revenue increased 21% year over year to $54.2 million;

•	Non-GAAP operating margin was 20%;

•	Cash flow from operations was $40.5 million;

•	Repurchased 3.1 million shares;

•	Diverse mix of business across major industries including Financial Services, Telecommunications, Energy, Government, Life Sciences, Insurance, and Manufacturing;

•	TIBCO closed 97 deals over $100k and had 10 deals over $1 million; and

•

TIBCO expanded its business with leading companies and agencies in the first quarter such as CGI Group, COLT, Colonial Life & Accident Insurance Company, EADS Astrium, Hong Kong Jockey Club, Ladbrokes, NXP Semiconductors, Rent-A-Center, sanofi-aventis, and State Street Corporation.

Conference Call Details

TIBCO has scheduled a conference call for 4:30 pm ET / 1:30 pm PT today to discuss its first quarter results. The conference call will be hosted by InterCall and may be accessed over the Internet at www.tibco.com or via dial-in at (877) 293-9114 or (706) 758-2055. Please join the conference call at least 10 minutes early to register. A replay of the conference call will be available until midnight on April 25, 2010 at www.tibco.com or via dial-in at (800) 642-1687 or (706) 645-9291. The pass code for both the call and the replay is 53656894.

###

About TIBCO

TIBCO’s technology digitized Wall Street in the ’80s with event-driven “Information Bus” software, which helped make real-time business a strategic differentiator in the ’90s. Today, TIBCO’s infrastructure software gives customers the ability to constantly innovate by connecting applications and data in a service-oriented architecture, streamlining activities through business process management, and giving people the information and intelligence tools they need to make faster and smarter decisions, what we call The Power of Now®. TIBCO serves more than 3,000 customers around the world with offices in more than 20 countries and an ecosystem of over 200 partners. Learn more at www.tibco.com.

###

TIBCO, The Power of Now and TIBCO Software are trademarks or registered trademarks of TIBCO Software Inc. in the United States and/or other countries. All other product and company names and marks mentioned in this document are the property of their respective owners and are mentioned for identification purposes only.

About Non-GAAP Financial Information

This press release includes non-GAAP financial measures. For a description of these non-GAAP financial measures, including the reasons management uses each measure, and reconciliations of these non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with Generally Accepted Accounting Principles in the United States of America (“GAAP”), please see the section entitled “About Non-GAAP Financial Measures” and the accompanying table entitled “Reconciliation of GAAP to Non-GAAP Measures.”

Legal Notice Regarding Forward-Looking Statements

This release contains forward-looking statements within the meaning of the “safe harbor” provisions of the federal securities laws. The final financial results for first quarter of fiscal year 2010 may differ materially from the preliminary results presented in this release due to factors that include, but are not limited to, risks associated with the final review of the results and preparation of financial statements. In addition, forward-looking statements such as statements regarding our ability to benefit from the shift away from systems built to handle transactions towards those built for capitalizing on events, our ability to maintain our leadership position in this area and maintain our innovation advantage, and our ability to deliver differentiated value to our customers and shareholders are subject to risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These risks include but are not limited to: our ability to compete effectively against alternative product offerings and business models, and our ability to execute successfully on our product plans. Additional information regarding potential risks is provided in TIBCO’s filings with the SEC, including its most recent Annual Report on Form 10-K for the year ended November 30, 2009. TIBCO assumes no obligation to update the forward-looking statements included in this release.

TIBCO Software Inc.

Condensed Consolidated Balance Sheets

(unaudited)

(in thousands)

	February 28, 2010	November 30, 2009 (1)
ASSETS
Current assets:
Cash and cash equivalents	$278,467	$292,529
Short-term investments	215	307
Accounts receivable, net	111,325	154,744
Prepaid expenses and other current assets	49,045	52,657

Total current assets	439,052	500,237

Property and equipment, net	92,024	94,631
Goodwill	385,122	374,285
Acquired intangible assets, net	91,210	83,060
Long-term deferred income tax assets	72,841	70,057
Other assets	44,565	44,069

Total assets	$1,124,814	$1,166,339

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$13,531	$18,350
Accrued liabilities	62,906	96,595
Accrued excess facilities costs	5,054	5,848
Deferred revenue	173,026	159,241
Current portion of long-term debt	2,177	2,148

Total current liabilities	256,694	282,182

Accrued excess facilities costs, less current portion	57	1,083
Long-term deferred revenue	14,204	15,353
Long-term deferred income tax liabilities	9,650	9,257
Long-term income tax liabilities	16,446	17,045
Long-term debt, less current portion	39,821	40,377
Other long-term liabilities	3,257	3,561

Total long-term liabilities	83,435	86,676

Total liabilities	340,129	368,858

Total equity	784,685	797,481

Total liabilities and equity	$1,124,814	$1,166,339

(1)	On December 1, 2009, TIBCO adopted a new accounting standard related to the presentation of noncontrolling interest. Prior period results have been adjusted to conform with this new accounting standard.

TIBCO Software Inc.

Condensed Consolidated Statements of Operations

(unaudited)

(in thousands, except net income per share)

	Three Months Ended
	February 28, 2010	March 1, 2009 (1)
Revenue:
License	$54,174	$44,849
Service and maintenance	100,870	88,047

Total revenue	155,044	132,896

Cost of revenue:
License	7,396	6,810
Service and maintenance	35,204	31,245

Total cost of revenue	42,600	38,055

Gross profit	112,444	94,841

Operating expenses:
Research and development	28,074	25,134
Sales and marketing	52,703	46,126
General and administrative	11,346	10,628
Amortization of acquired intangible assets	3,708	3,716
Acquisition related and other (2)	1,045	—

Total operating expenses	96,876	85,604

Income from operations	15,568	9,237

Interest income	204	1,077
Interest expense	(985)	(746)
Other income (expense), net	(229)	159

Income before provision for income taxes and noncontrolling interest	14,558	9,727

Provision for income taxes	4,118	4,122

Net income	10,440	5,605
Less: Net income (loss) attributable to noncontrolling interest	15	(21)

Net income attributable to TIBCO Software Inc.	$10,425	$5,626

Net income per share attributable to TIBCO Software Inc.:
Basic	$0.06	$0.03

Diluted	$0.06	$0.03

Shares used to compute net income per share attributable to TIBCO Software Inc.:
Basic	162,593	171,284

Diluted	169,745	172,092

(1)	On December 1, 2009, TIBCO adopted a new accounting standard related to the presentation of noncontrolling interest. Prior period results have been adjusted to conform with this new accounting standard.
(2)	Prior to the adoption of new amended guidance for business combinations effective December 1, 2009, the majority of acquisition related and other expenses were capitalized.

TIBCO Software Inc.

Condensed Consolidated Statements of Cash Flows

(unaudited)

(in thousands)

	Three Months Ended
	February 28, 2010	March 1, 2009 (1)
Cash flows from operating activities:
Net income	$10,440	$5,605
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of property and equipment	3,445	3,820
Amortization of acquired intangible assets	7,322	7,279
Stock-based compensation	6,436	5,361
Deferred income tax	(5,115)	(2,397)
Tax benefits related to stock benefit plans	4,879	2,711
Excess tax benefits from stock-based compensation	(3,850)	(2,318)
Other non-cash adjustments, net	10	493
Changes in assets and liabilities:
Accounts receivable	43,658	24,710
Prepaid expenses and other assets	2,104	2,928
Accounts payable	(4,549)	(598)
Accrued liabilities and excess facilities costs	(35,272)	(23,931)
Deferred revenue	10,994	5,650

Net cash provided by operating activities	40,502	29,313

Cash flows from investing activities:
Maturities and sales of short-term investments	152	5,174
Acquisitions, net of cash acquired	(29,227)	(163)
Proceeds from private equity investments	32	—
Purchases of property and equipment	(1,058)	(1,318)
Restricted cash pledged as security	22	(2,315)

Net cash provided by (used in) investing activities	(30,079)	1,378

Cash flows from financing activities:
Proceeds from issuance of common stock	3,868	2,127
Repurchases of the Company’s common stock	(29,564)	—
Excess tax benefits from stock-based compensation	3,850	2,318
Principal payments on long-term debt	(527)	(498)

Net cash provided by (used in) financing activities	(22,373)	3,947

Effect of foreign exchange rate changes on cash and cash equivalents	(2,112)	(3,315)

Net change in cash and cash equivalents	(14,062)	31,323
Cash and cash equivalents at beginning of period	292,529	254,400

Cash and cash equivalents at end of period	$278,467	$285,723

(1)	On December 1, 2009, TIBCO adopted a new accounting standard related to the presentation of noncontrolling interest. Prior period results have been adjusted to conform with this new accounting standard.

About Non-GAAP Financial Measures

TIBCO provides non-GAAP measures for operating income, net income and net income per share data as supplemental information regarding TIBCO’s business performance. TIBCO believes that these non-GAAP financial measures are useful to investors because they exclude non-operating charges. TIBCO’s management excludes these non-operating charges when it internally evaluates the performance of TIBCO’s business and makes operating decisions, including internal budgeting, performance measurement and the calculation of bonuses and discretionary compensation, because these measures provide a consistent method of comparison to historical periods. Moreover, management believes these non-GAAP measures reflect the essential revenue generation activities of TIBCO. Accordingly, management excludes stock-based compensation related to employee stock options, amortization of acquired intangible assets, charges for acquired in-process research and development, costs related to formal restructuring activities, acquisition related and other expenses, gains and losses on equity investments, and the income tax effects of the foregoing, as well as adjustments for the impact of changes in the valuation allowance recorded against TIBCO’s deferred tax assets when making operational decisions.

TIBCO believes that providing the non-GAAP measures that management uses to its investors is useful to investors for a number of reasons. The non-GAAP measures provide a consistent basis for investors to understand TIBCO’s financial performance on a trended basis across historical periods. In addition, it allows investors to evaluate TIBCO’s performance using the same methodology and information as that used by TIBCO’s management.

Non-GAAP measures are subject to material limitations as these measures are not in accordance with, or a substitute for, GAAP and thus TIBCO’s definition may be different from similar non-GAAP measures used by other companies and/or analysts. However, TIBCO’s management compensates for these limitations by providing the relevant disclosure of the items excluded in the calculation of non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. In addition, some items such as restructuring charges that are excluded from non-GAAP net income and non-GAAP earnings per share can have a material impact on cash flows and stock compensation charges can have a significant impact on earnings. Management compensates for these limitations by evaluating the non-GAAP measure together with the most directly comparable GAAP measure. TIBCO has historically provided non-GAAP measures to the investment community as a supplement to its GAAP results, to enable investors to evaluate TIBCO’s business performance in the way that management does.

The non-GAAP adjustments, and the basis for excluding them, are outlined below:

Amortization of Intangible Assets

TIBCO has incurred amortization of intangible assets, included in its GAAP financial statements, related to various acquisitions TIBCO has made. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating this expense from its non-GAAP measures is useful to investors, because the amortization of intangible assets can be inconsistent in amount and frequency and is significantly impacted by the timing and magnitude of TIBCO’s acquisition transactions, which also vary substantially in frequency from period to period.

Stock-based Compensation

TIBCO incurs stock-based compensation expense. TIBCO excludes this item for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share because it is a non-cash expense that TIBCO believes is not reflective of its business performance. The nature of the stock-based compensation expense also makes it very difficult to estimate prospectively, since the expense will vary with changes in the stock price and market conditions at the time of new grants, varying valuation methodologies, subjective assumptions and different award types, making the comparison of current results with forward-looking guidance potentially difficult for investors to interpret. The tax effects of stock-based compensation expenses may also vary significantly from period to period, without any change in underlying operational performance, thereby obscuring the underlying profitability of operations relative to prior periods. Finally, TIBCO believes that non-GAAP measures of profitability that exclude stock-based compensation are widely used by analysts and investors in the software industry.

Acquisition Related and Other Expenses

TIBCO has incurred acquisition related and other expenses which consist of costs incurred after the issuance of a definitive term sheet for a particular transaction (whether or not such transaction is ultimately completed, remains in process or is not completed) and include legal, banker, accounting and other advisory fees of third parties and severance costs for employees of the acquired company that are terminated within 90 days of the acquisition date. Management excludes these items, for the purposes of calculating non-GAAP operating income, non-GAAP net income and non-GAAP net income per share. TIBCO believes that eliminating these expenses from its non-GAAP measures is useful to investors, because it generally would not have otherwise incurred such expenses in the periods presented as part of its continuing operations. The acquisition related and other expenses are not recurring with respect to past transactions, can be inconsistent in amount and frequency from period to period and are significantly impacted by the timing and magnitude of TIBCO’s acquisitions. While these expenses are not recurring with respect to past transactions, TIBCO generally will incur these expenses in connection with any future acquisitions.

TIBCO Software Inc.

Reconciliation of GAAP to Non-GAAP Measures

(unaudited)

(in thousands, except net income per share)

	Three Months Ended
	February 28, 2010		March 1, 2009
	Operating Income	Net income attributable to TIBCO Software Inc.	Operating Income	Net income attributable to TIBCO Software Inc.
GAAP	$15,568	$10,425	$9,237	$5,626
Amortization of intangible assets - cost of revenue	3,614	3,614	3,563	3,563
Amortization of intangible assets - operating expense	3,708	3,708	3,716	3,716
Stock-based compensation - cost of revenue	642	642	610	610
Stock-based compensation - R&D expense	1,520	1,520	1,123	1,123
Stock-based compensation - S&M expense	2,255	2,255	1,706	1,706
Stock-based compensation - G&A expense	2,019	2,019	1,923	1,923
Acquisition related and other	1,045	1,045	—	—
Income tax adjustment for non-GAAP (1)	—	(5,278)	—	(3,036)

Non-GAAP	$30,371	$19,950	$21,878	$15,231

Diluted net income per share attributable to TIBCO Software Inc.:
GAAP		$0.06		$0.03

Non-GAAP		$0.12		$0.09

Shares used to compute diluted net income per share attributable to TIBCO Software Inc.:		169,745		172,092

(1)	The estimated non-GAAP effective tax rate was 32% for the first quarter of fiscal 2010 and 2009, and has been used to adjust the provision for income taxes for non-GAAP purposes.